UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
713-592-7200
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 21, 2005, The Men’s Wearhouse, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company, Moores The Suit People Inc. (“Moores”), Golden Brand Clothing (Canada) Ltd. (“Golden Brand”), the financial institutions from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent. The Credit Agreement amends and restates the Company’s existing revolving credit facility.
     The Credit Agreement provides the Company with a $100 million senior secured revolving credit facility that can be expanded to $150 million upon additional lender commitments and includes a sublimit for the issuance of letters of credit. In addition, the Credit Agreement provides each of Moores and Golden Brand with senior secured term loans in the aggregate equivalent of US$75 million, the proceeds of which will be used to fund the repatriation of up to US$75 million of foreign earnings from our Canadian subsidiaries, which is expected to occur in the fourth quarter of 2005 as a result of the Jobs Creation Act. Each of the revolving credit facility and the term loans mature on February 10, 2011.
     The restrictive provisions in the Credit Agreement have been modified to afford the Company greater operating flexibility than was provided for in its existing facility and to reflect an overall covenant structure that is generally representative of a commercial loan made to an investment-grade company. The Company’s debt, however, is not rated, and it has not sought, and is not seeking, a rating of its debt.
     A copy of the Credit Agreement is attached hereto as Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Number	Description

10.1	Amended and Restated Credit Agreement, dated as of December 21, 2005, by and among The Men’s Wearhouse, Inc. Moores The Suit People Inc., Golden Brand Clothing (Canada) Ltd., the financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Canadian Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 27, 2005

THE MEN’S WEARHOUSE, INC.
By:	/s/ DIANA M. WILSON
Diana M. Wilson
Senior Vice President and Principal Accounting Officer

Index to Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 21, 2005, by and among The Men’s Wearhouse, Inc., Moores The Suit People Inc., Golden Brand Clothing (Canada) Ltd., the financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Canadian Agent.